Exhibit 99.2

NEWS RELEASE

DRESS BARN, INC. REPORTS RECORD SECOND QUARTER RESULTS

-- 2Q ‘07 Comparable Sales Increase 5 Percent --
-- 2Q ‘07 Earnings Increase 21% Percent --
-- Reaffirms Earnings Outlook for Fiscal 2007 -
-- Revises Comparable Store Sales Reporting Practice -

SUFFERN, NY - FEBRUARY 28, 2007 - Dress Barn, Inc. (NASDAQ - DBRN) today reported sales and earnings results for its fiscal second quarter ended January 27, 2007.

Fiscal Second Quarter Results

Net sales for the thirteen-week period ended January 27, 2007 increased 9% to a record second quarter of $340.3 million compared to last year’s $310.9 million for the same thirteen-week period ended January 28, 2006. Comparable store sales for the fiscal second quarter increased 5%; driven by increases of 5% from its dressbarn stores and 4% from its maurices stores.

Net earnings for the fiscal second quarter ended January 27, 2007 increased 21% to $17.0 million, or $0.24 per diluted share, including approximately $0.03 from the favorable impact of certain one-time tax items. This compares to $14.1 million, or $0.21 per diluted share in the year-ago quarter.

Fiscal Six Months Results

Net sales for the fiscal six months ended January 27, 2007 increased 11% to $698.8 million compared to $629.8 million reported for the comparable fiscal six-month period ended January 28, 2006. Comparable store sales increased 6% driven by increases of 8% from its dressbarn stores and 3% from its maurices stores.

Net earnings for the fiscal six months ended January 27, 2007 increased 29% to $44.4 million, or $0.64 per diluted share. This compares to $34.5 million, or $0.52 per diluted share for the comparable period last year.

David R. Jaffe, President and Chief Executive Officer of Dress Barn, Inc. commented, “We are pleased to report our twelfth consecutive quarter with comparable store sales increases, and that we experienced another successful holiday selling season. Gross margins were impacted by more aggressive clearance of Fall and Winter merchandise in January, as a result our inventories are current as we head into the Spring selling season.”

Mr. Jaffe continued, “Our stores have transitioned to new Spring merchandise slightly earlier this year, and we’ve had strong reads for the season. We are particularly encouraged by trends at our new and remodeled stores which are yielding better than planned sales results at both divisions.”

Earnings Outlook For Fiscal 2007

The Company has reaffirmed its earnings guidance per diluted share for the full fiscal year ending July 28, 2007 to the range of $1.30 to $1.35. This estimate is based upon certain key assumptions previously announced, including achieving a comparable store sales increase in the range of 4% for the remainder of the fiscal year.

Change In Sales Reporting Schedule Effective Fiscal Year 2008

Dress Barn, Inc. also announced today that, beginning with next year’s first fiscal quarter ending October 27, 2007, and consistent with practices at many other retail companies, the Company will begin reporting consolidated sales and comparable store sales on a quarterly basis, and will discontinue reporting consolidated sales and comparable store sales on a monthly basis.

Conference Call Information

The Company will host a conference call today, February 28, 2007, at 4:30 PM Eastern Time to review its fiscal second quarter financial results followed by a question and answer session. Parties interested in participating in the conference call should dial-in approximately ten minutes prior to the conference call at (617) 213-8052; the passcode is 83185509. The conference call will also be simultaneously broadcast at www.dressbarn.com. A recording of the conference call will be available shortly after its conclusion and until March 31, 2007 by dialing (617) 801-6888; the passcode is 85783885.

About Dress Barn, Inc.
Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of January 27, 2007, the Company operated 806 dressbarn stores in 45 states and 562 maurices stores in 41 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 29, 2006 and Form 10-Q for the quarter ended October 28, 2006.

The conference call will be recorded on behalf of Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company’s express written permission. Accessing the call or the re-broadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or re-broadcast of this call.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings- Unaudited
Amounts in thousands, except per share amounts

	Thirteen Weeks Ended
	January 27,		January 28,
	2007		2006

Net sales	$340,344	100.0%	$310,907	100.0%
Cost of sales, including
occupancy and buying costs	211,288	62.1%	193,184	62.1%
Gross profit	129,056	37.9%	117,723	37.9%
Selling, general and
administrative expenses	93,997	27.6%	84,797	27.3%
Depreciation and amortization	12,010	3.5%	10,268	3.3%
Operating income	23,049	6.8%	22,658	7.3%

Interest income	1,552	0.5%	475	0.2%
Interest expense	(1,218)	-0.4%	(1,207)	-0.4%
Other income	251	0.1%	382	0.1%
Earnings before income taxes	23,634	6.9%	22,308	7.2%
Income taxes	6,610	1.9%	8,196	2.6%
Net earnings	$17,024	5.0%	$14,112	4.5%

Earnings per share:
Basic	$0.27		$0.23
Diluted	$0.24		$0.21

Weighted average shares outstanding:
Basic	61,935		61,102
Diluted	70,214		67,644

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings- Unaudited
Amounts in thousands, except per share amounts

	Twenty-Six Weeks Ended
	January 27,		January 28,
	2007		2006

Net sales	$698,782	100.0%	$629,796	100.0%
Cost of sales, including
occupancy and buying costs	420,804	60.2%	379,958	60.3%
Gross profit	277,978	39.8%	249,838	39.7%
Selling, general and
administrative expenses	187,725	26.9%	169,537	26.9%
Depreciation and amortization	22,847	3.3%	20,573	3.3%
Operating income	67,406	9.6%	59,728	9.5%

Interest income	2,932	0.4%	625	0.1%
Interest expense	(2,449)	-0.4%	(2,915)	-0.5%
Other income	623	0.1%	763	0.1%
Earnings before income taxes	68,512	9.8%	58,201	9.2%
Income taxes	24,070	3.4%	23,721	3.8%
Net earnings	$44,442	6.4%	$34,480	5.5%

Earnings per share:
Basic	$0.72		$0.57
Diluted	$0.64		$0.52

Weighted average shares outstanding:
Basic	61,771		60,822
Diluted	69,878		65,964

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets- Unaudited
Amounts in thousands

	January 27,	January 28,
ASSETS	2007	2006
Current Assets:
Cash and cash equivalents	$47,788	$29,587
Restricted cash and investments	-	100
Marketable securities and investments	154,918	66,221
Merchandise inventories	158,020	140,133
Deferred tax asset	8,323	-
Prepaid expenses and other	19,194	16,081
Total Current Assets	388,243	252,122

Property and Equipment	474,028	436,514
Less accumulated depreciation and amortization	235,446	207,795
Property and equipment, net	238,582	228,719

Intangible Assets, net	109,676	110,721
Goodwill	130,656	132,566
Other Assets	21,078	17,905
TOTAL ASSETS	$888,235	$742,033

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable - trade	$105,317	$88,277
Accrued salaries, wages and related expenses	39,906	38,038
Other accrued expenses	40,350	32,842
Customer credits	22,358	19,132
Income taxes payable	311	-
Deferred tax liability	-	4,080
Current portion of long-term debt	1,179	1,118
Total Current Liabilities	209,421	183,487

Long-Term Debt	144,154	145,333
Deferred Rent and Other	59,698	45,967
Deferred Tax Liability	10,796	6,474
Total Liabilities	424,069	381,261
Shareholders' Equity	464,166	360,772
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$888,235	$742,033